                                                Registration No. 333-_______
    As filed with the Securities and Exchange Commission on October 23, 2000
===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                               H.B. FULLER COMPANY
             (Exact name of registrant as specified in its charter)

              Minnesota                                         41-0268370
    (State or other jurisdiction                             (I.R.S. Employer
  of incorporation or organization)                         Identification No.)

                              --------------------

                              1200 Willow Lake Road
                         St. Paul, Minnesota 55110-5101
                          (Address, including zip code,
                  of registrant's principal executive offices)

                              --------------------

               H.B. FULLER COMPANY YEAR 2000 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                              --------------------

                             Richard C. Baker, Esq.
                                 General Counsel
                               H.B. Fuller Company
                              1200 Willow Lake Road
                         St. Paul, Minnesota 55110-5101
                                 (651) 236-5900
                      (Name, address and telephone number,
              including area code, of agent for service of process)
                              --------------------

                                    Copy to:
                              Jay L. Swanson, Esq.
                              Dorsey & Whitney LLP
                             220 South Sixth Street
                          Minneapolis, Minnesota 55402
                                 (612) 340-2763
                              --------------------

                         CALCULATION OF REGISTRATION FEE
===============================================================================

                                                             Proposed maximum   Proposed maximum
                                             Amount to be   offering price per  aggregate offering     Amount of
    Title of securities to be registered      registered         share (1)         price (1)        registration fee
--------------------------------------------------------------------------------------------------------------------

    Common stock, par value                    1,500,000
    $1.00  per share                            shares          $30.375           $45,562,500         $12,028.50
====================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c), based upon the average of the high and low prices of the registrant's Common Stock on the Nasdaq National Market on October 16, 2000.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents have been filed with the Securities and Exchange Commission (the "Commission") by H.B. Fuller Company (the "Company") and are incorporated by reference in this Registration Statement, as of their respective dates:

               (a) Annual Report on Form 10-K for the year ended November 27,
                   1999.

               (b) Quarterly Report on Form 10-Q for the quarter ended February
                   26, 2000.

               (c) Quarterly Report on Form 10-Q for the quarter ended May 27,
                   2000.

               (d) Quarterly Report on Form 10-Q for the quarter ended August
                   26, 2000.

               (e) The description of the Company's Common Stock contained in any registration statement or report filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed by the Company for the purpose of updating such description.

               All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

               Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               The Company is subject to the Minnesota Business Corporation Act (Minnesota Statutes, Chap. 302A, the "MBCA"). Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity (as defined) of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such persons complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in such person's official capacity for the corporation, or reasonably believed that the conduct was not opposed to the best interests of the corporation in the case of acts or omissions in such person's official capacity for other affiliated organizations.

        The Company's Restated Articles of Incorporation provide that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (a) liability based upon a breach of the duty of loyalty to the Company or the shareholders; (b) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (c) liability based upon the payment of an improper dividend or an improper repurchase of the Company's stock under Section 559 of the MBCA or upon violations of federal or state securities laws; (d) liability for any transaction from which the director derived an improper personal benefit; or (e) liability for any act or omission occurring prior to the date Article VI of the Company's Restated Articles of Incorporation became effective. The Company's Restated Articles of Incorporation also provide that if the MBCA is subsequently amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company will be limited to the fullest extent permitted by the MBCA. Any repeal or modification of
Article VI of the Company's Restated Articles of Incorporation by the shareholders of the Company shall be prospective only, shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification, and shall be made only upon the affirmative vote of 95.5% of votes represented by shares of the Common Stock and all series of Preferred Stock then outstanding voting as a single class of the Company present, in person or by proxy, at a meeting of shareholders duly called for such purpose.

          The Company's Bylaws provide that the Company will indemnify directors, officers and employees (and will advance expenses of such persons), for such expenses and liabilities, in such manner, under such circumstances, and to such extent as required or permitted by the MBCA,
Section 302A.521, as enacted or subsequently amended.

               The Company also maintains an insurance policy or policies to assist in funding indemnification of directors and officers of the Company for certain liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

               No securities are to be reoffered or resold pursuant to this Registration Statement.

ITEM 8.   EXHIBITS.


       Exhibit
       Number         Description
       -------        -----------
        4.1           Restated Articles of Incorporation of H.B. Fuller
                      Company, October 30, 1998, incorporated by reference to
                      Exhibit 3(a) to the Registrant's Annual Report on Form
                      10-K405 for the year ended November 28, 1998.

        4.2           Bylaws of H.B. Fuller Company as amended through July
                      14, 1999, incorporated by reference to Exhibit 3(b) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended August 28, 1999.

        4.3           Rights Agreement, dated as of July 18, 1996, between
                      H.B. Fuller Company and Norwest Bank Minnesota,
                      National Association, as Rights Agent, which includes as an exhibit the form of Right Certificate, incorporated by reference to Exhibit 4 to the Registrant's Form 8-K, dated July 24, 1996.

        4.4 Specimen Stock Certificate, incorporated by reference to Exhibit 4(c) to the Registrant's Annual Report on
                      Form 10-K for the year ended November 30, 1995.

        4.5           Stock Exchange Agreement, dated July 18, 1996, between
                      H.B. Fuller Company and Elmer L. Andersen, including
                      Designations for Series B Preferred Stock, incorporated by reference to Exhibit 10 to the Registrant's Form
                      8-K, dated July 24, 1996.

        4.6           Agreement dated as of June 2, 1998 between H.B. Fuller
                      Company and a group of investors, primarily insurance companies, including the form of Notes, incorporated by reference to Exhibit 4(a) to the Registrant's Quarterly
                      Report on Form 10-Q for the quarter ended August 29, 1998.

        5.1           Opinion of Dorsey & Whitney LLP.


                                      II-2


        23.1          Consent of PricewaterhouseCoopers LLP.

        23.2          Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

        24            Power of Attorney


ITEM 9.  UNDERTAKINGS.

               (a)    The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section
               10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                      (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                      (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
        Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on October 19, 2000.

                               H.B. FULLER COMPANY

                               By   /s/ Albert P.L. Stroucken
                                   -------------------------------------
                                   Albert P.L. Stroucken
                                   Chairman of the Board,
                                   President and Chief Executive Officer

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 19, 2000.

SIGNATURE:                                         TITLE:


/s/ Albert P.L. Stroucken
----------------------------------             Chairman of the Board,
Albert P.L. Stroucken                          President and Chief Executive
                                               Officer and Director
                                               (principal executive officer)
/s/ Raymond A. Tucker
----------------------------------             Senior Vice President,
Raymond A. Tucker                              Chief Financial Officer
                                               (principal financial officer)
/s/ David J. Maki
----------------------------------             Vice President and Controller
David J. Maki                                  (principal accounting officer)


----------------------------------             Director
Anthony L. Andersen

*
----------------------------------             Director
Norbert R. Berg

*
----------------------------------             Director
Edward L. Bronstien, Jr.

*
----------------------------------             Director
Robert J. Carlson

*
----------------------------------             Director
Freeman A. Ford

----------------------------------             Director
Gail D. Fosler

*
----------------------------------             Director
Reatha Clark King

*
----------------------------------             Director
Walter Kissling

*
----------------------------------             Director
John J. Mauriel, Jr.

*
----------------------------------             Director
Lee R. Mitau



*By    /s/ Richard C. Baker
     -----------------------------
     Richard C. Baker, Attorney In Fact

                                EXHIBIT INDEX TO
                                    FORM S-8


Exhibit
 Number        Description
-------        -----------
 4.1           Restated Articles of Incorporation of H.B. Fuller Company, October 30,
               1998, incorporated by reference to Exhibit 3(a) to the Registrant's
               Annual Report on Form 10-K405 for the year ended November 28, 1998.

 4.2           Bylaws of H.B. Fuller Company as amended through July 14, 1999, incorporated by reference to Exhibit 3(b) to the Registrant's Quarterly
               Report on Form 10-Q for the quarter ended August 28, 1999.

 4.3           Rights Agreement, dated as of July 18, 1996, between H.B.
               Fuller Company and Norwest Bank Minnesota, National
               Association, as Rights Agent, which includes as an exhibit the form of Right Certificate, incorporated by reference to Exhibit 4 to the Registrant's Form 8-K, dated July 24,
               1996.

 4.4           Specimen Stock Certificate, incorporated by reference to Exhibit 4(c) to the Registrant's Annual Report on Form 10-K for the year ended November
               30, 1995.

 4.5           Stock Exchange Agreement, dated July 18, 1996, between
               H.B. Fuller Company and Elmer L. Andersen, including
               Designations for Series B Preferred Stock, incorporated by reference to Exhibit 10 to the Registrant's Form 8-K, dated July 24, 1996.

 4.6           Agreement dated as of June 2, 1998 between H.B. Fuller Company and a group of investors, primarily insurance companies, including the form of
               Notes, incorporated by reference to Exhibit 4(a) to the Registrant's
               Quarterly Report on Form 10-Q for the quarter ended August 29, 1998.

 5.1           Opinion of Dorsey & Whitney LLP.

 23.1          Consent of PricewaterhouseCoopers LLP.

 23.2          Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

 24            Power of Attorney
